SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                                  FORM 8-K


                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934







Date of Report (Date of earliest event reported)          November 1, 1995



                       Farm Family Mutual Insurance Company
               (Exact Name of Registrant as Specified in Charter)





           New York                2-57299              14-1415410

(State or Other Jurisdiction      (Commission          (IRS Employer
     of Incorporation)            File Number)       Identification No.)



344 Route 9W, Glenmont, NY                                  12077
(Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code        (518) 436-9751






        (Former Name or Former Address, if Changed Since Last Report)







                               Page 1 of 4 pages.
                           Exhibit index is on page 2.

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Item 5.  Other Events



On November 1, 1995, Farm Family Mutual Insurance Company issued a press release announcing that it has submitted an application to the Superintendent of the New York Insurance Department for permission to convert from a mutual property/casualty insurance company to a stockholder owned company. A copy of the press release is attached hereto as Exhibit 99.



Item 7.  Financial Statements and Exhibits



The following exhibits are filed as part of this report:



Exhibit Index



Exhibit 99 - Press Release dated November 1, 1995

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


                                  SIGNATURES



	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       FARM FAMILY MUTUAL INSURANCE COMPANY
	                                                  (Registrant)



                                      	BY  /s/ William M. Stamp, Jr.

Date     November 1, 1995             	Name:  William M. Stamp, Jr.
                                      	Title:    President

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

                                                                   EXHIBIT 99



                                  					FOR: 	FARM FAMILY MUTUAL
                                             INSURANCE COMPANY

         					                    	CONTACT:  Timothy A. Walsh
                                     								Director of Corporate Development
                                     								(518) 436-9751 extension 6509



FOR IMMEDIATE RELEASE



                      FARM FAMILY MUTUAL INSURANCE COMPANY
                     SUBMITS APPLICATION FOR DEMUTUALIZATION



	Glenmont, NY, November 1, 1995 - Farm Family Mutual Insurance Company announced today that it has submitted an Application to the Superintendent of the New York Insurance Department for permission to convert from a mutual property/casualty insurance company to a stockholder owned company.

	Farm Family sells farmowners, automobile, homeowners, businessowners and other insurance products. The Company's principal purpose for the demutualization is to position the Company to improve its access to the capital markets, which will enable the Company to enhance its existing business and develop business opportunities related to its present business.

	As part of the demutualization, a holding company will be formed and the Company's policyholders will receive common stock in the holding company and/or cash in exchange for their membership interest in the Company.

	The submission of the Application to the Superintendent represents the first step in the demutualization process which will require the approval of the New York Insurance Department as well as the Company's policyholders prior to demutualization. The Company expects that the demutualization process will be concluded in the second quarter of 1996.




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